UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2025, The TJX Companies, Inc. (“TJX” or the “Company”) entered into letter agreements with Ernie Herrman, Chief Executive Officer and President, and Carol Meyrowitz, Executive Chairman of the Board that extend the term of each executive’s existing employment agreement with the Company until January 29, 2028, unless the employment agreement is terminated earlier in accordance with its terms. The agreement with Ms. Meyrowitz also provides for a minimum annual base salary of $1,100,000 effective February 2, 2025, and otherwise the agreements generally continue the terms and conditions of the existing employment agreements.

On January 31, 2025, TJX also entered into a letter agreement with Scott Goldenberg, Executive Advisor, that extends the term of Mr. Goldenberg’s existing employment agreement with the Company until April 24, 2026, unless the employment agreement is terminated earlier in accordance with its terms, and otherwise continues the terms and conditions of the existing employment agreement.

The foregoing summaries of the agreements with Mr. Herrman and Ms. Meyrowitz are qualified in their entirety by reference to the full text of the agreements, copies of which will be filed with the SEC as exhibits to the Company’s Annual Report on Form 10-K for fiscal year 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: February 3, 2025